UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012

NORTEL NETWORKS

CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA		L4V 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-6840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2012, Nortel Networks Corporation (NNC) issued a press release concerning its financial results for the second quarter 2012. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The directors and officers of NNC and NNL have indicated that they will step down from their positions with NNC and NNL upon the issuance of a court order under the CCAA that the Monitor will be seeking to extend its powers. Such order would allow the Monitor to exercise any powers that may be properly exercised by a board of directors and to terminate the engagement of NNC and NNL’s external auditors.

Item 8.01	Other Events.

NNC and Nortel Networks Limited (NNL) also announced today that Ernst & Young Inc., the court-appointed monitor (Monitor) in Nortel’s creditor protection proceedings under the Companies’ Creditors Arrangement Act (CCAA), after taking into account several factors arising from the advanced stage of the CCAA proceedings, has determined that the expense and resources required to comply with NNC and NNL’s quarterly and annual public reporting requirements can no longer be justified from the standpoint of the best interest of their creditors. Consequently, NNC and NNL will no longer be able to comply with their periodic reporting requirements and will discontinue preparing and filing quarterly and annual financial statements and all other periodic disclosure documents under applicable Canadian and U.S. securities laws effective as of the filing deadlines for their third quarter reporting obligations, being November 14, 2012 in the United States and November 29, 2012 in Canada.

Generally, when an issuer ceases to file its periodic disclosure documents in circumstances such as NNC and NNL’s, the Canadian Securities Administrators will issue orders prohibiting trading in securities of the relevant issuer effective from and after the filing deadline under Canadian securities laws (so-called cease trade orders). NNC and NNL will be making submissions to the Canadian Securities Administrators that cease trade orders expected to be issued in respect of the securities of NNC and NNL include certain permitted trading exceptions. However, there can be no assurance that the regulatory authorities will make such orders on the terms requested by NNC and NNL and, in particular, permit any trading exceptions.

In light of the foregoing, the directors and officers of NNC and NNL have indicated that they will step down from their positions with NNC and NNL upon the issuance of a court order under the CCAA that the Monitor will be seeking to extend its powers. Such order would allow the Monitor to exercise any powers that may be properly exercised by a board of directors and to terminate the engagement of NNC and NNL’s external auditors.

Following the third quarter filing deadlines, as a means of keeping the public informed of material developments during the remainder of the CCAA proceedings, and until otherwise determined by the Monitor, NNC and NNL will endeavour to continue to comply with the material change disclosure requirements under Canadian securities laws, to the extent practicable in the circumstances, and to file on SEDAR (the electronic filing system of the Canadian Securities Administrators) all court reports of the Monitor except for such reports, or portions thereof, in respect of which confidential treatment has been requested. All other continuous and current disclosure filings of NNC and NNL will be discontinued.

The materials filed in the CCAA proceedings are also available on the Monitor’s Restructuring Document Centre at www.ey.com/ca/nortel or by contacting the Monitor directly at 1-866-942-7177. Documents filed by the U.S. Debtors with the U.S. Court including monthly operating reports and other general information about the Chapter 11 proceedings are available at http://chapter11.epiqsystems.com/nortel.The content of these websites is not incorporated by reference herein into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on August 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: August 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 9, 2012.